Exhibit 3.24

Control No. 07020095

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

ROCK-TENN LEASING COMPANY, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 03/07/2007 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on March 7, 2007

/s/ Karen C. Handel
Karen C. Handel
Secretary of State

Certification#: 7839013-1 Page 1 of 2

Control No: 07020095
Date Filed: 03/07/2007 12:29 PM
Karen C Handel
Secretary of State
March 07, 2007

ARTICLES OF ORGANIZATION

FOR GEORGIA LIMITED LIABILITY COMPANY

The name of the Limited Liability Company is:

Rock-Tenn Leasing Company, LLC

Filer name, address and phone number:

Denise McSpadden

1230 Peachtree Street, Suite 3100

Atlanta, GA 30309

(404) 815-3602

The principal mailing address of the Limited Liability Company is:

504 Thrasher Street

Norcorss, GA 30096

The Registered Agent is:

THOMAS J. STALZER

1230 PEACHTREE STREET, N.E.

Atlanta, GA 30309

County: Fulton

The name and address of each organizer(s) are:

Thomas J. Stalzer

1230 Peachtree Street, Suite

3100

Atlanta, GA 30309

The optional provisions are:

The management of the Company is vested in one or more managers or members.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below.

Signature(s):	Date:
Organizer, Thomas J. Stalzer	March 07, 2007

Certification#: 7839013-1 Page 2 of 2